Exhibit 10.1

Joinder to Guaranty

iPower AI LLC

Effective Date: July 21, 2026

This Joinder to Guaranty (this “Joinder”) is executed by iPower AI LLC, a Delaware limited liability company (the “New Guarantor”), pursuant to the Guaranty dated as of December 23, 2025, made in favor of the Collateral Agent for the benefit of the Buyers under the Securities Purchase Agreement dated as of December 22, 2025, as amended from time to time (the “Guaranty”). Capitalized terms not defined in this Joinder have the meanings given in the Guaranty.

1. Joinder

The New Guarantor hereby joins the Guaranty as a “Guarantor” and agrees to be bound by every term, covenant, waiver, representation and obligation applicable to a Guarantor as though it were an original signatory to the Guaranty.

2. Guaranty of Obligations

Without limiting Section 1, the New Guarantor jointly and severally, unconditionally and irrevocably guaranties the Guaranteed Obligations on the terms stated in the Guaranty, subject to all limitations expressly contained in the Guaranty.

3. Representations

•	The New Guarantor is duly formed, validly existing and in good standing under Delaware law.
•	The execution, delivery and performance of this Joinder and the Guaranty have been duly authorized by all necessary limited liability company action.
•	This Joinder and the Guaranty constitute legal, valid and binding obligations of the New Guarantor, subject to customary bankruptcy, insolvency and equitable-principles qualifications.
•	The New Guarantor expects to receive direct or indirect benefits from the financing arrangements and its affiliation with iPower Inc.

4. Notices and Governing Law

Notices to the New Guarantor may be delivered to the address for iPower Inc. specified in the Securities Purchase Agreement, unless changed in accordance with the Guaranty. This Joinder is governed by New York law and incorporates the jurisdiction and jury-trial provisions of the Guaranty.

5. Counterparts

This Joinder may be executed in counterparts and by electronic signature. This Joinder is part of the Guaranty and is a Transaction Document.

IPOWER AI LLC

By: /s/ Chenlong Tan
Name: Chenlong Tan
Title: Manager
Date: July 21, 2026